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                                                                     Exhibit 5.1
                                FOLEY & LARDNER
                               ATTORNEYS AT LAW
                              POST OFFICE BOX 3391
                           TAMPA, FLORIDA 33601-3391
                          100 NORTH TAMPA, SUITE 2700
                           TAMPA, FLORIDA 33602-5804
                            TELEPHONE (813) 229-2300
                            FACSIMILE (813) 221-4210


                                December 2, 1996

Board of Directors
ABR Information Services, Inc.
34125 U.S. Highway 19 North
Palm Harbor, Florida 34684-2116

        RE:     Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is being furnished in connection with the Registration Statement on Form S-3 (the "Registration Statement") of ABR Information Services, Inc. (the "Company"), under the Securities Act of 1933, as amended (the "Act"), for the registration of 137,861 shares of voting common stock, par value $.01 (the "Shares").

        As counsel for the Company, we have examined and are familiar with:
(a) the Articles of Incorporation and Bylaws of the Company; (b) the proceedings of the Board of Directors of the Company relating to the issuance of the Shares; and (c) such other Company records, documents and matters of law as we have deemed to be pertinent. The opinions expressed herein are based exclusively on the applicable provisions of the Florida Business Corporation Act, Chapter 607 of the Florida Statutes, as in effect on the date hereof, and we express no opinion as to any other laws, statutes, regulations or ordinances.

        In our examination of the foregoing documents and certificates, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies, and the authenticity of all such copies.

        Based upon, subject to and limited by the foregoing, it is our opinion that:

        1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Florida.

        2. The Shares have been duly authorized and validly issued, and are fully paid and non-assessable.

        We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                         FOLEY & LARDNER



                                         By: /s/ Todd B. Pfister
                                            --------------------------------
                                             Todd B. Pfister